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                                                                   Exhibit 10.20

                              AMENDED AND RESTATED
                       CORRECTIONS CORPORATION OF AMERICA
                            2000 STOCK INCENTIVE PLAN

         Corrections Corporation of America, a Maryland corporation (the "Company"), initially adopted the Corrections Corporation of America 2000 Stock Incentive Plan (the "Plan") effective December 14, 2000 for the benefit of its employees, consultants and Non-Employee Directors (as hereinafter defined) and employees and consultants of Affiliate Corporations (as hereinafter defined). The Company hereby amends and restates the Plan effective February 18, 2004.

         1. Purpose of the Plan. This Plan is intended to encourage stock ownership by employees, consultants and Non-Employee Directors of the Company, and employees and consultants of Affiliate Corporations, so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, consultants and Non-Employee Directors to remain in the employ and/or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted by the Committee pursuant to Section 7 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and all other options granted by the Committee hereunder shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). Grants under this Plan may consist of Incentive Stock Options, Nonqualified Stock Options (collectively, "Options"), stock appreciation rights ("Rights"), which Rights may be either granted in conjunction with Options ("Related Rights") or unaccompanied by Options ("Free Standing Rights"), restricted stock awards ("Restricted Shares"), or performance awards ("Performance Awards"), as hereinafter set forth.

         2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

         (a) "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

         (b)      "Annual Grant Amount" shall have the meaning ascribed to it in
Section 8 hereof.

         (c) "Award" shall mean an Option, Right, Restricted Share, or Performance Award granted hereunder.

         (d)      "Award Agreement" shall have the meaning ascribed to it in
Section 3 hereof.

         (e) "Board" shall have the meaning ascribed to it in Section 3 hereof.

         (f) "Change in Control" shall mean the happening of any of the following:

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                  (i)      any person or entity, including a "group" as defined
in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiary Corporations, becomes the beneficial owner of the Company's securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

                  (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

                  (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

         (g) "Code" shall have the meaning ascribed to it in Section 1 hereof.

         (h) "Committee" shall have the meaning ascribed to it in Section 3 hereof.

         (i) "Common Stock" shall mean shares of the Company's Common Stock (on a post-May 2001 reverse stock split basis).

         (j) "Company" shall have the meaning ascribed to it in the preamble hereof.

         (k) "Covered Officer" shall mean, as of a particular date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Code, provided that such term shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

         (l) "Disability" shall mean a Participant's inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be

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expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

         (m) "Effective Date" shall mean the effective date of the plan as set forth in Section 18 hereof.

         (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (o) "Excise Tax" shall have the meaning ascribed to it in Section 15 hereof.

         (p) "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

         (q) "Free Standing Rights" shall have the meaning ascribed to it in Section 1 hereof.

         (r)      "Gross-Up Payment" shall have the meaning ascribed to it in
Section 15 hereof.

         (s) "Incentive Stock Options" shall have the meaning ascribed to it in Section 1 hereof.

         (t)      "Meeting Grant Date" shall have the meaning ascribed to it in
Section 8 hereof.

         (u) "Non-Employee Directors" shall mean a member of the Board who is not an employee of the Company or an Affiliate Corporation.

         (v) "Nonqualified Stock Options" shall have the meaning ascribed to it in Section 1 hereof.

         (w) "Optionee" shall have the meaning ascribed to it in Section 4 hereof.

         (x)      "Option Price" shall have the meaning ascribed to it in
Section 3 hereof.

         (y) "Options" shall have the meaning ascribed to it in Section 1 hereof.

         (z) "Participant" shall have the meaning ascribed to it in Section 4 hereof.

         (aa)     "Performance Awards" shall have the meaning ascribed to it in
Section 1 hereof.

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         (bb)     "Related Rights" shall have the meaning ascribed to it in
Section 1 hereof.

         (cc)     "Restricted Shares" shall have the meaning ascribed to it in
Section 1 hereof.

         (dd) "Rights" shall have the meaning ascribed to it in Section 1 hereof.

         (ee) "Retirement" shall mean a Participant's termination of employment in accordance with the provisions of the Corrections Corporation of America 401(k) Savings and Retirement Plan on or after such Participant's Normal Retirement Date, as defined in such plan.

         (ff) "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (gg) "Ten Percent Stockholder" shall mean a Participant who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

         (hh)     "Withholding Tax" shall have the meaning ascribed to it in
Section 14 hereof.

         3. Administration. This Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall consist of two or more outside, disinterested members of the Board. The Committee, in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (a) Rule 16b-3 promulgated under the Exchange Act (or any successor rule), (b) Section 162(m) of the Code, as amended, and the regulations thereunder (and any successor section and regulations), and (c) any rules and regulations of a stock exchange on which the Company's Common Stock is listed and traded. In the event the Board does not appoint the Committee to administer the Plan, the Plan shall be administered by the Board and any references to the Committee in the Plan shall be deemed to refer to the Board.

         The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority: to grant Awards; to designate Participants, other than as set forth in Section 8 hereof; to determine the type or types of Awards to be granted to a Participant; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Rights (if any) shall be granted in conjunction with Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the number of shares to be covered by each Award; to interpret this Plan; to prescribe, amend and

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rescind rules and regulations relating to this Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Awards granted under this Plan (each an "Award Agreement"); and to make all other determinations deemed necessary or advisable for the administration of this Plan. Subject to applicable law and regulations, the Committee may delegate to one or more of its members or to one or more agents such administrative duties as may be deemed advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan.

         No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

         4. Eligibility. Awards may be granted to key employees (including, without limitation, officers and directors who are employees) and Non-Employee Directors of the Company or its present or future Affiliate Corporations. For purposes of the foregoing, "employee" shall mean any employee, independent contractor, consultant, advisor, or similar individual who is providing or who has agreed to provide services to the Company or to any of its present or future Affiliate Corporations. Notwithstanding any provision of this paragraph, Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Subsidiary Corporation. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of this Plan. A person to whom an Award has been granted hereunder is sometimes referred to herein as a "Participant" or "Optionee."

         A Participant shall be eligible to receive more than one grant of an Award during the term of this Plan, but only on the terms and subject to the restrictions hereinafter set forth.

         5. Stock. The stock subject to Awards hereunder shall be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under this Plan shall not exceed 4,000,000 shares (on a post-May 2001 reverse stock split basis). The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 13 hereof.

         To the extent that (i) any Award granted under the Plan expires, is terminated or forfeited without being exercised, settled or, with respect to Restricted Shares, vested, (ii) any Option granted under the Plan is surrendered on exercise of a Right for cash or the issuance of fewer shares of Common Stock than issuable under such surrendered Option, or (iii) any Free Standing Right granted under the Plan expires or is terminated without being exercised, the shares of Common Stock issuable thereunder, less such shares issued, shall become available for grants of Awards.

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         6.       Options. Each Option granted pursuant to this Plan shall be evidenced by a written Award Agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

                  (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which the Option relates.

                  (b) Type of Option. Each Award Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

                  (c) Option Price. Each Award Agreement shall state the Option Price per share of Common Stock, which shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of the Option and which, in the case of an Incentive Stock Option, shall be further subject to the limitations described in
Section 7(d) hereof. The Option Price shall be subject to adjustment as provided in Section 13 hereof. The later of the date on which the Committee approves the issuance of an Option and the date on which all conditions to the issuance of an Option is satisfied shall be considered the day on which such Option is granted.

                  (d) Medium And Time of Payment. The Option Price shall be paid or satisfied in full, at the time of exercise, in cash, in shares of Common Stock owned by the Participant for at least six months having a Fair Market Value equal to such Option Price or in a combination of cash and such shares of Common Stock. In addition, if permitted by the Committee in its sole discretion, payment may also be made in whole or in part in the form of an option to acquire Common Stock or in the form of another Award hereunder (based, in each case, on the Fair Market Value of such option or Award on the date the Option is exercised, as determined by the Committee).

                  (e) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Award Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of any Incentive Stock Option, such exercise period shall be subject to the limitations described in Section 7 hereof. The exercise period shall be subject to earlier termination as provided in subparagraphs (f) and (g) below. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred (100)).

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                  (f)      Termination of Employment. Except as provided in this
subparagraph (f) and in subparagraph (g) below, an Option may not be exercised unless the Participant is then in the employ or service of (i) the Company, (ii) an Affiliate Corporation or (iii) a corporation issuing or assuming the Option in a transaction to which Code Section 424 applies or a Subsidiary Corporation of the corporation described in this clause (iii), and unless the Participant has remained continuously so employed since the date of grant of the Option. In the event that the employment or service of a Participant shall terminate (other than by reason of death, Disability or Retirement), all Options of such Participant that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination. Nothing in this Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ or service of the Company or any of its Affiliate Corporations or interfere in any way with the right of the Company or any such Affiliate Corporation to terminate such employment or service at any time. The Committee in its discretion may alter the foregoing limitations at or after the date of grant of an Option.

                  (g) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control.

                           (i)      Acceleration of Benefits upon Death,
Disability or Retirement of Participant or a Change in Control with Respect to Options Granted Prior to December 13, 2001. With respect to Options granted prior to December 13, 2001, if (x) a Participant shall die while in the employ or service of the Company or an Affiliate Corporation or within a period of three (3) months after the termination of such employment or service, (y) a Participant's employment or service with the Company shall terminate by reason of Disability or Retirement, or (z) there occurs a Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, at any time within one year after the date of death, Disability or Retirement of the Participant or the Change in Control. The Committee in its discretion may alter the foregoing limitations at or after the date of grant of an Option.

                           (ii)     Acceleration of Benefits upon Death,
Disability or Retirement of Participant or a Change in Control with Respect to Options Granted on or Following December 13, 2001. With respect to Options granted on or following December 13, 2001, if (x) a Participant shall die while in the employ or service of the Company or an Affiliate Corporation or within a period of three (3) months after the termination of such employment or service,
(y) a Participant's employment or service with the Company shall terminate by reason of Disability, or (z) the Participant's employment or service with the Company shall terminate by reason of Retirement, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability

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of the Participant, for the stated term of the Option. If there occurs a Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant (or by the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant) at any time within one year after the Change in Control. The Committee in its discretion may alter the foregoing limitations at or after the date of grant of an Option.

                  (h) Nontransferability of Options. Except as otherwise provided in an Award Agreement, Options granted under this Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

                  (i) Rights as a Stockholder. A Participant who is the holder of an Option or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 hereof.

                  (j) Other Provisions. The Award Agreements authorized under this Plan may contain such other provisions as the Committee deems advisable, including without limitation (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Award, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with the qualification of such Option as an Incentive Stock Option.

         7.       Incentive Stock Options. Options granted pursuant to this
Section 7 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified herein:

                  (a) Option Price. Subject to the limitations of Sections 6(c) and 7(d) herein, the Option Price per share of Common Stock shall be determined by the Committee at the time of grant.

                  (b) Option Term. The term of each Incentive Stock Option shall be determined by the Committee at the time of grant, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date such Incentive Stock Option is granted.

                  (c) Limitations on Exercise. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company and any Subsidiary Corporation become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. In the event the foregoing limitation is violated, the Option shall

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be treated as an Incentive Stock Option with respect to shares having a fair market value (determined at the time of grant) equal to $100,000 and as a Nonqualified Stock Option with respect to the remaining shares. In making this determination, the rules specified in Section 422(d) of the Code shall be determinative.

                  (d) Ten Percent Stockholders. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and
(ii) such Incentive Stock Option shall not be exercisable more than five (5) years after the date such Incentive Stock Option is granted.

         8.       Director Nonqualified Stock Options.

                  (a) Grant Amounts. Each Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 4,000 shares of Common Stock (on a post-May 2001 reverse stock split basis) (the "Annual Grant Amount") following the meeting of the stockholders of the Company at which such individual is elected or reelected to the office of director (the "Meeting Grant Date"), commencing with the next meeting of the stockholders of the Company following the Effective Date, with each such grant effective as of each Meeting Grant Date. In addition, notwithstanding the foregoing, (i) options will be granted to directors on the Effective Date for 4,000 shares (on a post-May 2001 reverse stock split basis) to be effective as of the Effective Date, (ii) the Option Price per share shall equal one hundred percent (100%) of the Fair Market Value per share on the date of grant, and (iii) with respect to any director who is elected or nominated to become a director other than in connection with an annual meeting of the stockholders of the Company, such director shall be granted an Option, to be effective as of the date of his or her election or appointment, in an amount equal to the product of the Annual Grant Amount and a fraction, the numerator of which is the number of months from the date of such election or appointment until the expected date of the next annual meeting and the denominator of which is twelve (12).

                  (b) Fractional Shares. No fractional shares shall be issued under this Section 8. Any fractional share that would otherwise be granted in connection with the Annual Grant Amount shall be rounded down to the nearest whole share, with the remainder being paid in cash.

                  (c) No Discretion. With respect to the Options granted pursuant to this Section 8, neither the Board nor the Committee shall have discretion with respect to the selection of directors to receive Options, the number of shares subject to such Options, the purchase price thereunder or the timing of the grant of Options under this Section 8; provided, however, that with respect to the Options to be granted on the Effective Date and with respect to the Company's 2000 Annual Meeting of Stockholders, the Board and Committee shall have the discretion to postpone the automatic grants related thereto until such time as the Board or the Committee deems its advisable that such grant should be made.

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         9.       Stock Appreciation Rights.

                  (a) Grant and Exercise. Related Rights may be granted either at or after the time of the grant of an Option. A Related Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right.

         A Related Right may be exercised by a Participant, in accordance with paragraph (b) of this Section 9, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in paragraph
(b) of this Section 9. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

                  (b) Terms and Conditions. Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee and as evidenced by a written Award Agreement between the Company and the Participant, including the following:

                           (i)      Related Rights shall be exercisable only at
such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the Award Agreement and the provisions of this Plan.

                           (ii)     Upon the exercise of a Related Right, a
Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one (1) share of Common Stock over the Option Price per share with respect to the related Option, multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

                           (iii)    Related Rights shall be transferable only
when and to the extent that the underlying Option would be transferable under paragraph (h) of Section 6 of this Plan.

                           (iv)     Rights shall be exercisable at such time or
times and subject to such terms and conditions as shall be determined by the Committee at or after grant.

                           (v)      The term of each Free Standing Right shall
be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten (10) years after the date such Right is granted.

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                           (vi)     Upon the exercise of a Free Standing Right,
a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Award Agreement relating to the Free Standing Right (which shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant), multiplied by the number of shares in respect of which the Right is being exercised, with the Committee having the right to determine the form of payment.

                           (vii)    No Free Standing Right shall be transferable
by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant's lifetime, only by the Participant or his legal guardian or legal representative.

                           (viii)   In the event of the termination of
employment of a recipient of a Free Standing Right, such right shall be exercisable to the same extent that an Option would have been exercisable in the event of the termination of employment of a Participant.

         10.      Restricted Shares.

                  (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards (including whether or not such Restricted Shares shall qualify as Performance Awards); provided, however, that no grant of Restricted Shares shall vest in full prior to the third (3rd) anniversary of the date of such grant.

                  (b) Transfer Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise provided in an Award Agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

                  (c) Dividends and Distributions. Dividends and other distributions paid on or in respect of Restricted Shares, if any, may be paid directly to the Participant, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion.

                  (d) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. If (i) a Participant shall die while in the employ or service of the Company or an Affiliate Corporation thereof or within a period of three (3) months thereafter, (ii) a Participant's employment or service with the Company shall terminate by reason of Disability or Retirement, or (iii) there occurs a Change in Control, then in any such case all

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

Restricted Shares theretofore granted to such Participant shall become immediately vested and nonforfeitable.

         11.      Performance Awards.

                  (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Awards shall be granted, the number of shares of Common Stock subject to Performance Awards, the duration of the period during which, and the conditions under which, the Performance Awards may be forfeited to the Company, and the other terms and conditions of such Awards. Performance Awards may be (i) denominated in cash or shares of Common Stock, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

                  (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. Unless otherwise provided in an Award Agreement, Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

                  (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

         12. Provisions Applicable to Covered Officers. The Committee in its discretion may grant performance-based Options, Rights and/or Restricted Shares to Covered Officers as Performance Awards which shall be subject to the terms and provisions of this Section 12.

                  (a) Nature of Performance Goals. Performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

                           (i)      earnings before interest, taxes,
depreciation and/or amortization;

                           (ii)     operating income or profit;

                           (iii) return on equity, assets, capital, capital employed, or investment;

                           (iv)     after-tax operating income;

                           (v)      net income;

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

                           (vi)     earnings or book value per share;

                           (vii)    cash flow(s);

                           (viii) total sales or revenues or sales or revenues per employee;

                           (ix)     stock price or total shareholder return; or

                           (x)      strategic business objectives, consisting of
one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof.

         Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets.

                  (b) Maximum Awards. The maximum number of shares in respect of which Performance Awards may be granted under the Plan to any Covered Officer shall be 1,500,000 (on a post May 2001 reverse stock split basis) during any three (3) year period, and the maximum amount of any such Awards which may be settled in cash shall be $750,000 during any three (3) year period.

                  (c) Option Price for Options Granted as Performance Awards. The Option Price per share of Common Stock for any Options granted as Performance Awards shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of grant.

                  (d) Section 162(m) Compliance. To the extent necessary to comply with Section 162(m) of the Code, the Committee, not later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), shall in writing (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts which may be earned for such performance period and (iii) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

         13.      Effect of Certain Changes.

                  (a) Certain Changes in Capitalization. If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to stockholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for Awards, the maximum number of shares of Common Stock that may be subject to Awards, the number of such shares of Common Stock covered by outstanding Awards, and the price per share of Options or the applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                  (b) Change in Par Value. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

                  (c) Determination by Committee. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of Code.

         14. Agreement by Participant Regarding Withholding Taxes. If the Committee shall so require, as a condition of grant, exercise or settlement or otherwise, each Participant shall agree that:

                  (a) no later than the date a Participant recognizes taxable income in connection with an Award granted hereunder in connection with the exercise or settlement of such Award or otherwise, the Participant will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise or settlement of such Award (any such tax, a "Withholding Tax"); and

                  (b) the Company shall, to the extent permitted or required by law, have the right to deduct any Withholding Tax from any payment of any kind otherwise due to the Participant.

         15. Gross-Up for Excise Tax. An Award Agreement may provide that in the event that a Participant becomes entitled by reason of a Change in Control to the accelerated vesting of an Award, if such Participant is subject to excise tax (the "Excise Tax") under Section 4999 of the Code, the Company shall pay to such Participant as additional compensation an amount (the "Gross-Up Payment") which, after payment by such Participant of all taxes (including any federal, state and local income tax and excise tax upon the payment provided for by this Section 15) allows Participant to retain an amount of the Gross-Up Payment equal to the Excise Tax. For purposes of determining whether a Participant will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by such Participant in connection with a Change in Control of the Company or the Participant's termination of employment (whether pursuant to the terms of the Award Agreement or any other plan, arrangement or agreement with the Company, any entity whose actions result in a Change in Control of the Company or any entity affiliated with the Company or such entity) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Participant such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of
Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of payments or benefits treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of payments or benefits conferred on such Participant by reason of the Change in Control or (B) the amount of excess parachute payments within the meaning of
Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date on which the Excise Tax is incurred, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) at the time that the amount of such excess finally is determined. The Participant and the Company each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax.

         16.      Repricing Prohibited. Except for adjustments made pursuant to
Section 13, notwithstanding any provision in this Plan to the contrary, unless approved by the holders of a majority of the shares of the Company's capital stock present and entitled to vote on the matter at a duly convened meeting of the Company's stockholders (or by such other number as may be required by law or securities exchange listing requirement applicable to the Company), an Award may not: (i) be amended to reduce the Option Price (or the purchase price, as applicable) per share of the shares subject to the Award below the Option Price (or purchase price) as of the date such Award is granted; or (ii) be granted in exchange for, or in connection with, the cancellation or surrender of an Award having a higher Option Price (or purchase price) or less favorable vesting schedule.

         17. Termination and Amendment. Unless suspended or terminated sooner by action of the Committee, no Awards may be granted under this Plan after December 14, 2010 (i.e., the tenth (10th) anniversary of the Effective Date (as hereinafter defined) of the Plan). This Plan may be suspended or terminated at any time by the Board. Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan except with the consent of the person to whom the Award was granted.

         The Board at any time, and from time to time, may amend the Plan. However, (i) except as provided in Section 13 relating to adjustments upon changes in stock, no amendment with respect to a material revision to the Plan or where stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under the Exchange Act or any securities exchange listing requirements applicable to the Company shall be effective unless approved by the holders of a majority of the shares of the Company's capital stock present and entitled to vote on the matter at a duly convened meeting of the Company's stockholders (or by such other number as may be required by law or securities exchange listing requirement applicable to the Company). For the purpose of the foregoing, a material revision shall be deemed to include (but shall not be limited to): (i) a material increase in the number of shares subject to the Plan under Section 5;
(ii) an expansion of the types of Awards under the Plan; (iii) a material expansion of the class of employees, directors or other participants eligible to participate in the Plan; (iv) a material extension of the term of the Plan; (v) a material change to the method of determining the Option Price under the Plan; and (vi) an amendment to Section 16 of the Plan. A material revision shall not include any revision that curtails rather than expands the scope of the Plan. The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers. It is expressly contemplated that, subject to this Section 17, the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees, directors or consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith. Rights and obligations under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights and obligations under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Award was granted, and (ii) such person consents in writing.

         18. Effectiveness. The original effective date of the Plan was December 14, 2000 (the "Effective Date"). The Plan as set forth herein constitutes an amendment and restatement of the Corrections Corporation of America 2000 Stock Incentive Plan, as previously adopted by the Board and the stockholders of the Company and shall supercede and replace in its entirety the previously adopted Plan and all amendments thereto. The amended and restated Plan became effective February 18, 2004.

         19. Effect of Headings. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

         20. Governing Law. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Tennessee.